Exhibit 99.1

AutoWeb Reports Fourth Quarter and Full Year 2017 Results

IRVINE, Calif. – March 8, 2018 – AutoWeb, Inc. (Nasdaq: AUTO), a pioneer and leading provider of digital automotive services connecting in-market car buyers with dealers and OEMs, is reporting financial results for the fourth quarter and full year ended December 31, 2017. For year-over-year comparisons, certain prior year results are adjusted to exclude the company’s specialty finance leads product, which was divested on December 31, 2016.

Fourth Quarter 2017 Financial Summary vs. Year-Ago Quarter

●
Total revenues were $33.3 million compared to $40.4 million (adjusted $39.0 million).
●
Advertising revenues increased 14% to $9.2 million, with click revenues up 23% to $7.9 million.
●
Net loss was $65.8 million or $(5.22) per share, compared to net income of $1.4 million or $0.10 per share. Net loss included a non-cash charge to income tax of $25.4 million, as well as a goodwill impairment charge of $37.7 million.
●
Non-GAAP income was $0.1 million or $0.01 per share, compared to non-GAAP income of $4.7 million or $0.35 per share.

Full Year 2017 Financial Summary vs. 2016

●
Total revenues were $142.1 million compared to $156.7 million (adjusted $150.4 million).
●
Advertising revenues increased 39% to $34.1 million, with click revenues up 56% to $28.3 million.
●
Net loss was $65.0 million or $(5.48) per share, compared to net income of $3.9 million or $0.29 per share (adjusted $3.7 million or $0.28 per share).
●
Non-GAAP income was $8.5 million or $0.64 per share, compared to non-GAAP income of $17.3 million or $1.30 per share (adjusted $16.8 million or $1.27 per share).

Management Commentary

“The board and I have been discussing a succession plan for several months,” said Jeff Coats, president & CEO of AutoWeb. “After more than a decade of leading AutoWeb and 20 years on its board of directors, and after the board completes its process and a new CEO is named during the coming months, I will be stepping down to begin the next phase of my life.

“In addition, Kimberly Boren will be stepping down as CFO, effective April 12, 2018, to pursue another opportunity. Following her departure, Wesley Ozima will be named Interim CFO. The company will initiate a search for a new permanent CFO, but is in very good hands with Wes, as he has served in AutoWeb’s finance and accounting organization for nearly 14 years.

“Despite recent struggles with our traffic acquisition, we’ve dramatically increased the company’s addressable market over the last several years through targeted acquisitions, while establishing AutoWeb as the largest supplier of online leads to every major OEM in the country.”

“Turning to the quarterly commentary,” continued Coats, “demand for leads and clicks from our customers remained strong in Q4. However, we were unable to fully meet this demand due to higher traffic acquisition costs. Though our Q4 results certainly weren’t acceptable to us, we believe we have been taking the appropriate actions to address these traffic issues and mitigate the impact to profitability. Just last month, we realigned our headcount and expect it to reduce operating expenses by $2 million on an annual basis.

“Looking ahead, the company will continue to prudently manage its expenses as it works through this management transition, while also remaining diligent in its initiative to improve traffic acquisition. Despite these recent challenges, we believe AutoWeb remains in a strong market position, and will remain focused on its long-established commitment to delivering quality products for dealers and OEMs.”

Fourth Quarter 2017 Financial Results

Total revenues in the fourth quarter of 2017 were $33.3 million compared to $39.0 million in the adjusted year-ago quarter. The decline was due to unfulfilled demand for the company’s leads as a result of higher traffic acquisition costs, as well as lower retail dealer count, partially offset by continued strong growth of advertising click revenues, which increased 23% to $7.9 million.

Gross profit in the fourth quarter was $8.1 million compared to $14.6 million (adjusted $14.2 million) in the year-ago quarter, with the decrease driven by increased traffic acquisition and optimization costs. As a percentage of revenue, gross profit was 24.4%.

Total operating expenses in the fourth quarter of 2017 were $48.4 million compared to $12.8 million (adjusted $12.4 million) in the year-ago quarter, with the increase largely driven by a goodwill impairment charge of $37.7 million.

Net loss in the fourth quarter of 2017 was $65.8 million or $(5.22) per share, compared to net income of $1.4 million or $0.10 per share in the year-ago quarter. The decrease was primarily driven by the aforementioned non-cash charge to income tax and goodwill impairment charge.

Non-GAAP income was $0.1 million or $0.01 per share, compared to non-GAAP income of $4.7 million or $0.35 per share in the fourth quarter of 2016 (see "Note about Non-GAAP Financial Measures" below for further discussion). The decline was primarily driven by the aforementioned lower revenue and gross margins resulting from traffic constraints.

At December 31, 2017, cash and cash equivalents totaled $25.0 million compared to $38.5 million (unadjusted) at December 31, 2016, with the reduction driven by the repayment of term loans and licensing technology from DealerX. Total debt was reduced to $9.0 million compared to $23.1 million (unadjusted) at December 31, 2016.

Full Year 2017 Financial Results

Total revenues in 2017 were $142.1 million compared to an adjusted $150.4 million in 2016.

Advertising revenues increased 39% to $34.1 million compared to $24.5 million in 2016, with click revenues up 56% to $28.3 million compared to $18.2 million in 2016.

Gross profit in 2017 was $42.8 million compared to $57.9 million (adjusted $56.3 million) in 2016. As a percentage of revenues, gross profit was 30.1% compared to 37.0% (adjusted 37.4%).

Total operating expenses in 2017 were $81.4 million compared to $51.8 million (adjusted $50.5 million) in 2016.

Net loss in 2017 was $65.0 million or $(5.48) per share, compared to an adjusted net income of $3.7 million or $0.28 per share in 2016.

Non-GAAP income was $8.5 million or $0.64 per share, compared to an adjusted $16.8 million or $1.27 per share in 2016.

Conference Call

AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2017 results, followed by a question-and-answer session.

Date: Thursday, March 8, 2018
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 1396037

During the call, AutoWeb management will refer to a supplementary slide presentation, which will be available for download in the Investors section of the company's website.

The conference call will also be broadcast live at www.autoweb.com (click on “Investors” and then click on “Events & Presentations”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 17, 2018. The call will also be archived in the Investors section of AutoWeb’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 1396037

Tax Benefit Preservation Plan

At December 31, 2016, the company had approximately $75.8 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. In light of the company's recent stock repurchases, the company reminds stockholders about AutoWeb's Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the "Plan") between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company's board of directors to preserve the company's NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company's 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company's outstanding common stock and could result in substantial dilution of the acquirer's percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company's NOLs.

As of February 28, 2018, there were 13,074,558 shares of the company's common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company's common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures

AutoWeb has disclosed non-GAAP income and non-GAAP EPS in this press release, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2017 and 2016 fourth quarters and full years-ended December 31, 2017 and 2016. The company defines (i) non-GAAP income as GAAP net income before amortization of acquired intangibles, non-cash stock-based compensation, acquisition costs, severance costs, gain or loss on investment or sale, litigation settlements, goodwill impairment and income taxes; and (ii) non-GAAP EPS as non-GAAP income divided by weighted average diluted shares outstanding. In addition to the foregoing non-GAAP financial measures, for year-over-year comparisons, prior year results for all periods presented are adjusted to exclude the company’s specialty finance leads product, which was divested on December 31, 2016, which comparisons and prior year results are also non-GAAP financial measures as defined by SEC Regulation G. The company's management believes that presenting non-GAAP income and non-GAAP EPS and the adjusted year-over-year comparisons and prior year results provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the company's net operating loss (NOL) tax credits and recent acquisitions and divestitures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure. Tables providing reconciliations of non-GAAP income and non-GAAP EPS and the adjusted year-over-year comparisons and prior year results are included at the end of this press release.

Forward-Looking Statements Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company will continue to prudently manage its expenses as it works through its management transition, while also remaining diligent in its initiative to improve traffic acquisition; (ii) the company believes that it remains in a strong market position, and will remain focused on its long-established commitment to delivering quality products for dealers and OEMs; and (iii) the company expects that recent realignment of its headcount will reduce operating expenses by $2 million on an annual basis, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2017 (which is anticipated to be filed on or before March 15, 2018) and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company's stock.

Company Contact
Wesley Ozima
Senior Vice President, Controller
949-225-4543
weso@autobytel.com

Investor Relations Contact
Sean Mansouri or Cody Slach
Liolios Investor Relations
949-574-3860
AUTO@liolios.com

AUTOWEB, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$24,993	$38,512
Short-term investment	254	251
Accounts receivable (net of allowances for bad debts and customer credits of $892 and $1,015 at December 31, 2017 and December 31, 2016, respectively)	25,911	33,634
Deferred tax asset	-	4,669
Prepaid expenses and other current assets	1,805	901
Total current assets	52,963	77,967
Property and equipment, net	4,311	4,430
Investments	100	680
Intangible assets, net	29,113	23,783
Goodwill	5,133	42,821
Long-term deferred tax asset	692	14,799
Other assets	601	801
Total assets	$92,913	$165,281

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,083	$9,764
Accrued employee-related benefits	2,411	4,530
Other accrued expenses and other current liabilities	7,252	8,315
Current portion of term loan payable	-	6,563
Total current liabilities	16,746	29,172
Convertible note payable	1,000	1,000
Long-term portion of term loan payable	-	7,500
Borrowings under revolving credit facility	8,000	8,000
Total liabilities	25,746	45,672

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Series B Preferred stock; shares issued and outstanding as of December 31, 2017 and December 31, 2016 was 0 and 168,007, respectively	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 13,059,341 and 11,012,625 shares issued and outstanding, as of December 31, 2017 and December 31, 2016, respectively	13	11
Additional paid-in capital	356,054	350,022
Accumulated deficit	(288,900)	(230,424)
Total stockholders' equity	67,167	119,609
Total liabilities and stockholders' equity	$92,913	$165,281

AUTOWEB, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2017	2016	2017	2016

Revenues:
Lead fees	$23,896	$31,978	$107,045	$130,684
Advertising	9,228	8,095	34,142	24,508
Other revenues	197	305	938	1,492
Total revenues	33,321	40,378	142,125	156,684
Cost of revenues	25,182	25,777	99,352	98,771
Gross profit	8,139	14,601	42,773	57,913

Operating expenses:
Sales and marketing	3,630	4,092	14,315	18,118
Technology support	2,986	3,211	12,567	13,986
General and administrative	2,994	4,257	12,110	14,663
Depreciation and amortization	1,158	1,259	4,781	5,068
Litigation settlements	(33)	(25)	(109)	(50)
Goodwill impairment	37,688	-	37,688	-
Total operating expenses	48,423	12,794	81,352	51,785
Operating income (loss)	(40,284)	1,807	(38,579)	6,128
Interest and other income (expense), net	(656)	1,202	(946)	558
Income (loss) before income tax provision	(40,940)	3,009	(39,525)	6,686
Income tax provision	24,900	1,631	25,439	2,815
Net income (loss) and comprehensive income (loss)	$(65,840)	$1,378	$(64,964)	$3,871

Basic earnings (loss) per common share	$(5.22)	$0.13	$(5.48)	$0.36
Diluted earnings (loss) per common share	$(5.22)	$0.10	$(5.48)	$0.29

Shares used in computing earnings (loss) per common share (in thousands):
Basic	12,622	10,862	11,853	10,673
Diluted	12,622	13,369	11,853	13,303

AUTOWEB, INC.
RECONCILIATION OF NON-GAAP INCOME / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended				Twelve Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017

Net income (loss)	$484	$322	$69	$(65,840)	$(64,964)
Amortization of acquired intangibles	1,387	1,359	1,343	1,646	5,736
Non-cash stock based compensation
Cost of revenues	20	19	19	19	78
Sales and marketing	412	402	409	481	1,703
Technology support	127	134	138	184	583
General and administrative	452	389	397	501	1,739
Total non-cash stock-based compensation	1,011	944	963	1,185	4,103
Severance costs	-	57	-	-	57
Litigation settlements	(25)	(25)	(26)	(33)	(109)
Gain (loss) on investment	-	-	-	580	580
Goodwill impairment	-	-	-	37,688	37,688
Income taxes	625	(166)	81	24,900	25,439

Non-GAAP income	$3,482	$2,491	$2,430	$126	$8,530

Weighted average diluted shares	13,309	13,344	13,201	13,452	13,366

Diluted GAAP EPS	$0.04	$0.01	$0.01	$(5.22)	$(5.48)
EPS impact of adjustments	0.23	0.16	0.18	4.90	5.50
Non-GAAP EPS	$0.26	$0.19	$0.18	$0.01	$0.64

AUTOWEB, INC. RECONCILIATION OF NON-GAAP INCOME / EPS (Amounts in thousands, except per-share data)

	Three Months Ended March 31, 2016			Three Months Ended June 30, 2016			Three Months Ended September 30, 2016			Three Months Ended December 31, 2016			Twelve Months Ended December 31, 2016
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted

Net income (loss)	$(676)	$73	$(749)	$430	$70	$360	$2,738	$98	$2,640	$1,378	$(21)	$1,399	$3,871	$196	$3,675
Amortization of acquired intangibles	1,426	-	1,426	1,403	-	1,403	1,509	-	1,509	1,387	-	1,387	5,726	-	5,726
Non-cash stock based compensation
Cost of revenues	14	-	14	15	-	15	19	-	19	20	-	20	67	-	67
Sales and marketing	633	20	613	341	20	321	384	20	364	419	58	361	1,777	118	1,659
Technology support	329	-	329	92	-	92	77	-	77	86	-	86	586	-	586
General and administrative	388	-	388	418	-	418	460	-	460	716	-	716	1,982	-	1,982
Total non-cash stock-based compensation	1,364	20	1,344	866	20	846	940	20	920	1,241	58	1,183	4,412	118	4,294
Acquisition costs	429	-	429	148	-	148	-	-	-	5	-	5	582	-	582
Severance costs	839	-	839	-	-	-	-	-	-	518	-	518	1,357	-	1,357
Litigation settlements	(5)	-	(5)	4	-	4	(24)	-	(24)	(25)	-	(25)	(50)	-	(50)
Gain(loss) on investment	-	-	-	-	-	-	-	-	-	777	-	777	777	-	777
Gain on disposal	-	-	-	-	-	-	-	-	-	(2,184)	-	(2,184)	(2,184)	-	(2,184)
Income taxes	(432)	46	(478)	305	50	255	1,312	47	1,265	1,631	(24)	1,655	2,815	143	2,672

Non-GAAP income	$2,945	$139	$2,806	$3,156	$140	$3,016	$6,475	$165	$6,310	$4,728	$13	$4,715	$17,306	$457	$16,849

Weighted average diluted shares	13,346	13,346	13,346	13,295	13,295	13,295	13,337	13,337	13,337	13,369	13,369	13,369	13,303	13,303	13,303

Diluted GAAP EPS	$(0.06)	$0.01	$(0.07)	$0.03	$0.01	$0.03	$0.21	$0.01	$0.20	$0.10	$(0.00)	$0.10	$0.29	$0.01	$0.28
EPS impact of adjustments	$0.27	$0.00	$0.27	$0.21	$0.01	$0.20	$0.28	$0.01	$0.28	$0.25	$0.00	$0.25	$1.01	$0.02	$0.99
Non-GAAP EPS	$0.22	$0.01	$0.21	$0.24	$0.01	$0.23	$0.49	$0.01	$0.47	$0.35	$0.00	$0.35	$1.30	$0.03	$1.27

AUTOWEB, INC.
RECONCILIATION TO REFLECT DIVESTITURE OF
SPECIALTY FINANCE LEADS PRODUCT
(Amounts in millions, except per-share data)

	2016
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted

Total Revenues	$36.2	$1.6	$34.6	$36.1	$1.6	$34.6	$43.9	$1.7	$42.2	$40.4	$1.4	$39.0	$156.7	$6.3	$150.4

Cost of revenues	22.6	1.2	21.4	22.2	1.2	21.0	28.2	1.2	26.9	25.8	1.0	24.7	98.8	4.7	94.1

Gross profit	13.6	0.4	13.2	13.9	0.4	13.5	15.8	0.4	15.3	14.6	0.4	14.2	57.9	1.7	56.3

Operating expenses	14.5	0.3	14.2	13.0	0.3	12.7	11.5	0.3	11.2	12.8	0.4	12.4	51.8	1.3	50.5

Operating income (loss)	(0.9)	0.1	(1.0)	0.9	0.1	0.8	4.3	0.1	4.1	1.8	(0.0)	1.9	6.1	0.3	5.8

Interest and other income (expense), net	(0.2)	-	(0.2)	(0.2)	-	(0.2)	(0.2)	-	(0.2)	1.2	-	1.2	0.6	-	0.6

Income (loss) before income tax provision (benefit)	(1.1)	0.1	(1.2)	0.7	0.1	0.6	4.1	0.1	3.9	3.0	(0.0)	3.1	6.7	0.3	6.3

Income tax provision (benefit) (1)	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7

Net income (loss) and comprehensive income (loss)	$(0.7)	$0.1	$(0.7)	$0.4	$0.1	$0.4	$2.7	$0.1	$2.6	$1.4	$(0.0)	$1.4	$3.9	$0.2	$3.7

Non-GAAP Income	$2.9	$0.1	$2.8	$3.2	$0.1	$3.0	$6.5	$0.2	$6.3	$4.7	$0.0	$4.7	$17.3	$0.5	$16.8

Non-GAAP EPS	$0.22	$0.01	$0.21	$0.24	$0.01	$0.23	$0.49	$0.01	$0.47	$0.35	$0.00	$0.35	$1.30	$0.03	$1.27

(1) Tax provision for specialty finance leads standalone is computed using consolidated effective tax rate multiplied by finance leads income before income tax.